UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 13, 2007

INTERNATIONAL RECTIFIER CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-7935	95-1528961
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer Identification No.)
of incorporation or organization)

233 Kansas Street
El Segundo, California	90245
(Address of principal executive offices)	(Zip Code)

(310) 726-8000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.                                          Regulation FD Disclosure.

On July 13, 2007, International Rectifier Corporation (the “Registrant”) timely funded the payment at maturity of its 4-1/4% Convertible Subordinated Notes due 2007 (the “Notes”), in the principal amount of $550 million.  The funding included a final interest payment of approximately $11.7 million.  The Registrant made payment to Wells Fargo Bank Minnesota, National Association (“Trustee”), as trustee and paying agent under the Indenture dated July 19, 2000, between the Registrant and Trustee, for disbursement in accordance with the terms of the Indenture.

 In connection with the final maturity and payment of the Notes, the Registrant expects to record in the first quarter of Registrant’s 2008 fiscal year an approximately $6 million non-cash charge from the concurrent termination of related interest rate swap transactions previously reported by the Registrant.

Although the Registrant’s previously announced investigation of accounting irregularities continues, and Registrant is assessing the impact of the findings to date of the investigation, the Registrant believes that after payment of the Notes it continues to have sufficient cash and other resources available to meet working capital and other needs that may arise over the foreseeable future.

The information in this Item 7.01 of this report on Form 8-K will not be treated as filed for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section. This information will not be incorporated by reference into a filing under the Securities Act of 1933, or into another filing under the Exchange Act, unless that filing expressly refers to specific information in this report.  The furnishing of the information in this Item 7.01 of this report is not intended to, and does not, constitute a representation that such furnishing is required by Regulation FD or that the information in this Item 7.01 is material investor information that is not otherwise publicly available.

Cautionary Information Regarding Forward-looking Statements

This Form 8-K includes some “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995. The forward-looking statements can be identified by the use of forward-looking terminology such as “anticipate” and “believe.” Such forward-looking statements include, among other things, our statements that Registrant believes it continues to have sufficient cash and other resources to meet working capital and other needs that may arise over the foreseeable future and that Registrant expects to record an approximately $6 million non-cash charge in its 2008 fiscal year first quarter from the termination of the Notes and related interest rate swap transactions. Forward-looking statements are subject to a number of uncertainties and risks, and actual results may differ materially from those projected. Factors that could affect the Registrant’s actual results include the effect of the results of the investigation and other matters on the Registrant’s cash and other resources, unanticipated needs for working capital beyond the Registrant’s current cash and financial resources, unanticipated charges from the maturity of the Notes and related interest swap transactions and the effects of other various risk factors and uncertainties disclosed in the Registrant’s reports filed with the Securities and Exchange Commission, including its most recent reports (not including financial information) on Forms 10-K and 10-Q. Such forward-looking statements speak only as of the date on which they are made, and the Registrant does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INTERNATIONAL RECTIFIER CORPORATION

Date: July 19, 2007	By	/s/ Donald R. Dancer
Donald R. Dancer, Secretary and General Counsel

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